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                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-27273) of QualMark Corporation and in the Registration Statement on Form S-8 (No. 333-29489) of QualMark Corporation of our report dated February 6, 1998 appearing on page F-1 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




Price Waterhouse LLP
Denver, Colorado
March 25, 1998